UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 3, 2000

Date of Earliest Event Reported: July 19, 2000

CHORDIANT SOFTWARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Blvd., Suite #400
Cupertino, CA    95014
 (Address of principal executive offices)

Registrant's telephone number, including area code: (408) 517-6100

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On July 19, 2000 (the "Closing Date"), Chordiant Software, Inc. ("Chordiant") completed an acquisition in which it acquired White Spider Software, Inc. ("White Spider") pursuant to a Stock Purchase Agreement (the "Acquisition"). In connection with the Acquisition, four hundred seventy-six thousand five hundred fifteen (476,515) shares of Chordiant common stock were exchanged for all outstanding White Spider shares and assumed stock options. The total consideration for the Acquisition was six million dollars ($6,000,000) and each share of White Spider common stock and assumed options were exchanged for .074012776ths of a share of Chordiant common stock. As of the Closing Date, White Spider is a wholly owned subsidiary of Chordiant.

White Spider is an early stage software company that has completed development of a beta version of a knowledge management software product called the Integrated Knowledge Network (the "INN"). The INN is a software application that assists organizations in storing, retrieving and finding electronic information, and provides for the sharing of key knowledge to customers and business partners over the Internet. The two companies operations will be fully integrated, with White Spider's development team remaining in New Hampshire where Chordiant plans to expand engineering resources.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  Financial Statements

  The required financial statements will be filed by amendment as soon as practicable.

  Pro Forma Financial Information

  The required pro forma financial information will be filed by amendment as soon as practicable.

  Exhibits

Exhibit Description

2.1	Stock Purchase Agreement, dated of July 19, 2000.
99.1	Press Release of Chordiant Software, Inc., dated July 20, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Steven R. Springsteel Steven R. Springsteel	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 3, 2000

EXHIBIT INDEX
Exhibit Number
2.1	Stock Purchase Agreement, dated of July 19, 2000, by and among Chordiant Software, Inc., White Spider Software, Inc., and all of the stockholders of White Spider Software, Inc.
99.1	Press Release of Chordiant Software, Inc., dated July 20, 2000.